SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential,  for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive  Additional  Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              CENTER BANCORP, INC.
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
|_| $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)       Proposed maximum aggregate value of transaction:

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     5)       Total fee paid:

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|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

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         2)       Form, Schedule or Registration Statement No.:

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         3)       Filing Party:

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         4)       Date Filed:
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

                              CENTER BANCORP, INC.

                             Corporate Headquarters
                               2455 Morris Avenue
                             Union, New Jersey 07083

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 16, 1996

To Our Shareholders:

         The Annual Meeting of Shareholders of Center Bancorp, Inc. (the "Corporation") will be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey on April 16, 1996 at 7:00 p.m., for the following purposes:

     1. To elect three Class 3 directors, whose three year terms will expire in 1999, and to elect one Class 1 Director, whose two year term will expire in 1998.

     2. To transact such other business as may properly come before the Annual Meeting.

     Only shareholders of record of the Corporation at the close of business on March 1, 1996 shall be entitled to notice of and to vote at the Annual Meeting. Each share of the Corporation's Common Stock is entitled to one vote.

     Please complete, sign, date and return the accompanying proxy in the enclosed postage paid envelope at your earliest convenience.

     You are cordially invited to attend the Meeting.

                                            By Order of the Board of Directors



                                            John J. Davis
                                            President and
                                            Chief Executive Officer

Dated:  March 15, 1996

                              CENTER BANCORP, INC.
                   2455 Morris Avenue, Union, New Jersey 07083

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Center Bancorp, Inc. (the "Corporation") of proxies to be used at the annual meeting of the shareholders of the Corporation to be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey at 7:00 p.m. on April 16, 1996, and any adjournments thereof (the "Annual Meeting"). Copies of this Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about March 15, 1996.

         Only shareholders of record at the close of business on March 1, 1996 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting.

         On the Record Date, there were 1,484,793 shares of common stock, no par value (the "Common Stock"), outstanding. An additional 199,368 shares are held by the Corporation as treasury stock.

         Any shareholder who executes the proxy referred to in this Proxy Statement may revoke such proxy at any time before it is exercised, but revocation is not effective unless a later dated signed proxy is submitted to the Corporation prior to the Annual Meeting, written notice of revocation is filed with the Secretary of the Corporation either prior to the Annual Meeting or while the Annual Meeting is in progress but prior to the voting of such proxy or the shares subject to such proxy are voted by written ballot at the Annual Meeting.

         All proxies properly executed and not revoked will be voted as specified. If a proxy is signed but no specification is given, the proxy will be voted in favor of the Board's nominees.

         The cost of soliciting proxies shall be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and employees of the Corporation and/or its subsidiary may solicit proxies by telephone, telegraph or personal interview, with nominal expense to the Corporation. The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy soliciting material to the beneficial owners of shares.

         The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The election of directors will require the affirmative vote of a plurality of the Common Stock represented and entitled to vote at the Annual Meeting. All other matters submitted to shareholders at the Annual Meeting will require the affirmative vote of a majority of the votes cast at the Annual Meeting by shareholders represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" will be counted. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

                              Election of Directors

         The By-Laws provide that the Board of Directors shall consist of not less than five nor more than twenty-five members, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The Board of Directors has set the number of Directors to be eleven. The Corporation's Certificate of Incorporation provides that the Directors shall be divided into three classes, as nearly equal in number as possible, with each class elected on a staggered term basis, normally for a period of three years. Shorter terms are permitted when necessary in order to equalize the size of the classes. At the upcoming Annual Meeting, three directors in Class 3 will be elected for a three year term and one director in Class 1 (who has not previously been elected by shareholders) will be elected for a term of two years. The terms of the remaining directors in Class 2 and Class 1 will continue until 1997 and 1998, respectively.

         It is intended that the proxies solicited hereunder will be voted FOR (unless otherwise directed) the election of directors Robert L. Bischoff, Paul Lomakin, Jr. and Herbert Schiller for three year terms and director Brenda Curtis for a two year term. The Corporation does not contemplate that any nominee will be unable to serve as a director for any reason. Each nominee has agreed to serve if elected. However, in the event that one or more of the nominees should be unable to stand for election, discretionary authority is reserved to cast votes for the election of a substitute or substitutes selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person or persons. Each of the nominees are currently members of the Board of Directors of the Corporation and its subsidiary, Union Center National Bank (the "Bank").

         Each of the members of the Board of Directors of the Corporation (collectively, the "Directors") has served in their current occupations for at least the past five years. The Directors, as of February 1, 1996, according to information supplied by them, owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names below. The Directors have served continuously as such since the dates when they first became Directors as set forth herein. The date appearing in parenthesis opposite each director's name in the "Director Since" column below represents the year in which such Director became a director of the Bank. Each such Director presently serves as a Director of the Bank.

         During 1995, there were 15 meetings of the Board of Directors of the Corporation. No director attended less than 75% of these meetings.

CLASS- 1 The following table sets forth certain information with respect to each Director in Class 1. Mrs. Curtis is a nominee for election to the Board of Directors of the Corporation at the Annual Meeting for a term of two years. Messrs. Davis, Kein and Woodward have terms which will continue after the Annual Meeting.


                                                                      Number of
                                                                      Shares of
                                                                     Common Stock
                                                                         Held
                                                                     Beneficially       Percent of
                                                      Director       Directly and       Outstanding         Other
       Name               Occupation        Age        Since          Indirectly          Shares        Directorships
       ----               ----------        ---        -----          ----------          ------        -------------

John J. Davis        President and Chief    53          1982          16,107(a)              1.08           --
                     Executive Officer                 (1982)
                     of the Corporation
                     and the Bank

Brenda Curtis        Executive Director,    54          1995           1,000(b)               .07           --
                     American Cancer                   (1995)
                     Society, Union
                     County Unit

Donald G. Kein       Partner, Kein,         58          1982          28,632(c)              1.93           --
                     Pollatschek &                     (1970)
                     Greenstein
                     (Attorneys)

Charles P.           Chairman of the        72          1982          12,641(d)               .85           --
Woodward             Board of the                      (1970)
                     Corporation and
                     the Bank

----------------

(a) Direct-----------15,960
    Indirect------------147 (jointly with wife and children)

(b) Direct------------1,000

(c) Direct-----------28,200
    Indirect------------432 (wife)

(d) Direct-----------12,641

CLASS- 2 The following table sets forth certain information with respect to each Director in Class 2 (each member of this Class has a term which will continue after the Annual Meeting):


                                                                              Number of
                                                                              Shares of
                                                                            Common Stock
                                                                                Held
                                                                            Beneficially        Percent of
                                                              Director      Directly and        Outstanding         Other
           Name                   Occupation          Age      Since         Indirectly           Shares        Directorships
           ----                   ----------          ---      -----         ----------           ------        -------------


Hugo Barth, III             Partner, Haeberle &        53       1982          12,569(a)             .85              --
                            Barth (Funeral                     (1977)
                            Director)


 Alexander A. Bol           Owner, Alexander-          48       1994          1,965(b)              .13              --
                            A. Bol A.I.A.
                            (Architectural Firm)               (1994)


 Stanley R. Sommer          Retired; formerly         74        1982          10,147(c)             .68              --
                            President, Somer,
                            Inc. (Rental                       (1972)
                            Clothing)


 William A. Thompson        Vice President,           38        1994          1,504(d)              .10              --
                            Thompson &
                            Company (Autoparts                 (1994)
                            Distributor)


--------------------

(a) Direct------------9,355
    Indirect----------3,214 (jointly with wife)

(b) Direct------------1,965

(c) Direct------------9,937
    Indirect------------210 (wife)

(d) Direct------------1,000
    Indirect------------504 (wife)

CLASS 3 -  The  following  table sets  forth  certain  information  with respect to the Directors in Class 3, each of whom has been nominated for three year terms:


                                                                   Number of
                                                                   Shares of
                                                                  Common Stock
                                                                      Held
                                                                  Beneficially       Percent of
                                                    Director      Directly and      Outstanding         Other
         Name            Occupation        Age       Since        Indirectly          Shares       Directorships
         ----            ----------        ---      --------      ------------      -----------    -------------

Robert L. Bischoff       President          56       1992            7,665(a)           .52              --
                         Beer Import Co.            (1992)

Paul Lomakin, Jr.        President          69       1982           39,424(b)          2.52              --
                         Winthrop Dev.              (1977)
                         (Builder)

Herbert Schiller         President          60       1990            9,450(c)           .64              --
                         Foremost Mfg. Co.          (1990)
                         (Manufacturer)


---------------------

(a) Direct------------7,350
    Indirect------------315 (wife)

(b) Direct-----------21,456
    Indirect---------15,968 (wife and children)

(d) Direct------------7,350
    Indirect----------2,100 (corporate)


     The shares set forth in the table above include the following number of shares subject to options exercisable by April 1, 1996: Mr. Barth, 4,200 shares; Mr. Bischoff, 4,200 shares; Mr. Bol, 0 shares; Ms. Curtis, O shares; Mr. Davis, 2,520 shares; Mr. Kein, 4,200 shares; Mr. Lomakin, 4,200 shares; Mr. Schiller, 4,200 shares; Mr. Sommer, 4,200 shares; Mr. Thompson, 0 shares; and Mr. Woodward, 4,200 shares.

     The two executive officers of the Corporation who are not Directors, Anthony C. Weagley and Eileen J. Torbick, beneficially owned the following number of shares of Common Stock as of February 1, 1996: 3,245 shares for Mr. Weagley and 4,672 shares for Ms. Torbick, including 840 shares for each of them subject to options exercisable by April 1, 1996. As of February 1, 1996, the total number of shares directly and beneficially owned by all Directors and executive officers of the Corporation (13 persons) amounted to 139,104 shares or 9.37% of the common shares outstanding. In addition, as of February 1, 1996, the total number of shares directly and beneficially owned by officers of the Bank (and not the Corporation) amounted to 785 shares or .05% of the common shares outstanding.

     There are no fees paid to any Director of the Corporation for any meeting of the Board of Directors or its committees or committee meetings of the Bank's Board of Directors. All directors of the Bank who are not officers of the Bank receive a $2,500 annual retainer and $300 for each meeting of the Board of Directors of the Bank attended. Pursuant to the Corporation's 1993 Outside Director Stock Option Plan, each non-employee director (other than Ms. Curtis} has received a stock option covering 6,300 shares of Common Stock. Ms. Curtis, who became a director in 1995, will receive a stock option covering 6,300 shares of Common Stock one year after she first became a member of the Board, provided that she remains a director at such date. These options are exercisable in three installments, commencing one year after the date of grant, at a per share exercise price equal to the fair market value of one share of Common Stock on the date of grant.

     There is no family relationship, by blood, marriage or adoption, between any of the foregoing Directors and any other officer, director or employee of the Corporation or the Bank.

     The Corporation has no standing audit committee, nominating committee or compensation committee of the Board of Directors. Matters within the jurisdiction of these committees are considered by the entire Board of Directors of the Corporation.


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth, for the years ended December 31, 1993, 1994 and 1995, the annual and long-term compensation of the Corporation's Chief Executive Officer and Chief Financial Officer. No other executive officer of the Corporation had annual compensation of $100,000 or more during the past three years.


                           SUMMARY COMPENSATION TABLE

                                                      Long-Term
                                                                                           Compensation
                                                          Annual                           Common Shares               All
         Name and                                      Compensation (A)                     Subject to                Other
    Principal Position         Year              Salary               Other (B)          Options Granted (C)        Compensation (D)
    ------------------         ----              ------                ------            ---------------            -------------


John J. Davis                  1995             $189,783             $16,982                     -                         $4,500
President and Chief            1994              169,954              19,502                     -                           -
Executive Officer              1993              149,919              18,340                   6,300                         -
of the Corporation
and the Bank

Anthony C. Weagley             1995              101,179              46,789                     -                         $2,290
Treasurer of the               1994               71,431               1,870                     -                           -
Corporation and                1993               62,291                   -                   2,000                         -
Vice President and
Cashier of the Bank

-----------------
(A) The Company adopted the Achievement Incentive Plan (the "AIP"), effective as of January 1, 1995. Incentive compensation payable under the AIP with respect to performance during 1995 has not yet been determined and accordingly is not included within "Annual Compensation".

(B) For Mr. Davis, represents the cost to the Corporation of supplying an automobile to Mr. Davis ($13,535 in 1995, $14,679 in 1994 and $15,208 in
     1993) and payments made on Mr. Davis' behalf with respect to his personal use of a country club membership.

(C) For Mr. Weagley, represents the cost to the Corporation of supplying an automobile to Mr. Weagley ($6,486 in 1995 and $1,870 in 1994) and payments made on Mr. Weagley's behalf with respect to relocation expense in 1995.

(D) Represents contributions made to the Corporation's 401(k) plan on behalf of Messrs. Davis and Weagley, representing 50% of their contributions up to 6% of gross compensation.

         Stock Options

         No stock options were granted to Mr. Davis or Mr. Weagley (the "Named Officers") during 1995 and the Named Officers did not exercise any stock options during 1995. The following table provides data regarding the number of shares covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 1995. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of the Named Officers' options and $31, the average of the high bid price and low asked price for the Common Stock on December 29, 1995 as quoted by the National Quotation Bureau.


                          FISCAL YEAR-END OPTION VALUES

                                                         Value of Unexercised
                          Number of Unexercised          In-the-Money Options
                          Options at Year-End(#)            at Year-End($)
                       ---------------------------    --------------------------


   Name                Exercisable   Unexercisable   Exercisable   Unexercisable

John J. Davis            2,520          3,780          $4,334         $6,502
Anthony C. Weagley         840          1,260           1,445          2,167

Pension Plan

         The Bank maintains a defined benefit pension plan (the "Pension Plan") for the benefit of its eligible employees. Monthly normal retirement benefits are computed at the rate of 44% of final average earnings, reduced proportionately for the participant's credited benefit years less than 25. "Final average earnings" is the average monthly W-2 compensation which is paid to participants by the Bank during the last 60 calendar months of their credited benefit service (essentially equivalent to "Salary" in the Summary Compensation Table set forth above). The benefits shown are not subject to deduction for Social Security or other offset amounts.

         The following table sets forth the annual benefits which an eligible employee would receive under the Pension Plan upon retirement at age 65 based on the indicated assumptions as to average annual earnings and years of service. The table also reflects benefits under the Corporation's Supplemental Executive Retirement Plans, which became effective on January 1, 1995. The amounts shown reflect a 10 year certain and life annuity benefit rather than the joint and 50% survivor annuity benefit required by the Employee Retirement Income Security Act of 1974 as the normal form of benefit for a married employee. The number of benefit years for Mr. Davis is 18 and the number of benefit years for Mr. Weagley is nine.

 Average Annual
  Earnings for
 60 Consecutive          10              15              20              25*
  Months Prior        Benefit         Benefit          Benefit         Benefit
 to Retirement         Years           Years            Years           Years

   $  40,000           7,040          10,560           $14,080          $17,600
      60,000          10,560          15,840            21,120           26,400
      80,000          14,080          21,120            28,160           35,200
     100,000          17,600          26,400            35,200           44,000
     120,000          21,120          31,680            42,240           52,800
     140,000          24,640          36,690            49,280           61,600
     150,000*         26,400          39,600            52,800           66,000

*  Maximum


New Benefit Plans

         During 1994, the Corporation implemented certain new employee benefit plans, effective as of January 1, 1995, including two Supplemental Executive Retirement Plans ("SERPS"). These new plans are described below under the caption "Board Report on Executive Compensation."

Employment Agreements

         John J. Davis entered into an employment agreement with the Corporation and the Bank, dated as of August 1, 1992. Effective September 1, 1995, the employment agreement was amended and restated in its entirety. As amended, the employment agreement provides for Mr. Davis' employment as President and Chief Executive Officer of the Corporation and the Bank for a term that expires in 2000, subject to renewal provisions that, in effect, assure Mr. Davis of at least three years' notice of termination in the absence of a "Change in Control Event" (as defined) and five years' notice of termination in connection with a Change in Control Event. Mr. Davis' salary rate currently is $190,000 per annum. In subsequent years, Mr. Davis is to receive his salary for the immediately preceding 12 month period plus such salary increment as shall be determined by the Executive Compensation Committee of the Bank's Board of Directors, with reference to the Bank's salary guide. The employment agreement also provides that Mr. Davis will receive benefits and perquisites appropriate to his position.

         Mr. Davis has the right under the employment agreement to resign with "Good Reason," which is defined in the agreement to include certain Change in Control Events which, in turn, are defined as the acquisition by a third party of a majority of the voting stock or substantially all of the assets of the Corporation or the Bank or a change in the composition of the Board of Directors such that a majority of the members of the Board as of the date of the agreement no longer serve on the Board. Upon termination for Good Reason, the employment agreement provides that Mr. Davis will be entitled to receive a severance allowance equal to his regular compensation for the duration of the term of the agreement, an amount equal to the largest bonus received by Mr. Davis under the AIP, multiplied by the number of years remaining in the term of his employment agreement, benefits comparable to the benefits that Mr. Davis would have received under certain benefit plans maintained by the Corporation and the Bank and acceleration of all unvested stock options. Mr. Davis would be entitled to comparable benefits if the Bank and the Corporation were to terminate his employment without cause.

         Anthony C. Weagley entered into an employment agreement with the Corporation and the Bank, dated as of January 1, 1996. The employment agreement provides for Mr. Weagley's employment as Vice President and Cashier of the Bank and Treasurer of the Corporation for a term that expires on December 31, 1998, subject to renewal provisions that, in effect, assure Mr. Weagley of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Mr. Weagley's salary rate for 1996 will be $85,000 per annum. In subsequent years, Mr. Weagley is to receive his salary for the immediately preceding 12 month period plus such salary increment as shall be determined by the Executive Compensation Committee of the Bank's Board of Directors, with reference to the Bank's salary guide. The employment agreement also provides that Mr. Weagley will receive certain benefits and perquisites appropriate to his position.

         Mr. Weagley has the right under the employment agreement to resign with "Good Reason", which is defined in a manner similar to the definition in Mr. Davis' contract. Upon termination for Good Reason, the employment agreement provides that Mr. Weagley will be entitled to receive a severance allowance equal to his regular compensation for the duration of the term of the agreement, an amount equal to the largest bonus received by Mr. Weagley under the AIP, multiplied by the number of years remaining in the term of his employment agreement, benefits comparable to the benefits that Mr. Weagley would have received under certain benefit plans maintained by the Corporation and the Bank and acceleration of all unvested stock options. Mr. Weagley would be entitled to comparable benefits if the Bank and the Corporation were to terminate his employment without cause.

         Both Mr. Davis' employment agreement and Mr. Weagley's employment agreement contain "gross up" provisions which provide for additional compensation in the event that any benefits payable to them pursuant to their employment agreements are subject to certain excise taxes imposed by the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

     The Board of Directors does not maintain a Compensation Committee. Accordingly, compensation decisions are made by the entire Board of Directors. During 1995, the following individuals served on the Board for all or a portion of the year: Alexander A. Bol, Hugo Barth III, Robert L. Bischoff, Brenda Curtis, John J. Davis, Donald G. Kein, Paul Lomakin, Jr., Herbert Schiller, Stanley R. Sommer, William A. Thompson and Charles P. Woodward. Of the persons named, only Mr. Davis has served as an officer and/or employee of the Corporation or the Bank. Mr. Davis participates in Board determinations regarding compensation of all employees other than himself.

         Directors Hugo Barth III, Robert L. Bischoff, John J. Davis, Donald G. Kein, Paul Lomakin, Jr., Herbert Schiller, Stanley R. Sommer, William A. Thompson and Charles P. Woodward and certain of the Corporation's officers (including Eileen Torbick) and their associates are and have been customers of the Bank and have had transactions with the Bank in the ordinary course of business during 1995. All such transactions with these directors and officers of the Corporation and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of such transactions for other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

         During 1995, a partnership of which Director Donald G. Kein was a partner rendered legal services to the Corporation and/or the Bank in the normal course of business. The aggregate fees amounted to approximately $71,200. Such firm has rendered and will continue to render legal services to the Corporation and/or the Bank in 1996. The cost of such services was reasonable and comparable to the cost of obtaining similar services elsewhere in the market place.

         During 1994, the Corporation agreed to indemnify John J. Davis and Donald G. Kein in connection with a lawsuit in which the Bank and Messrs. Davis and Kein were named as defendants. This litigation was dismissed during 1995.

Board Report on Executive Compensation

         Pursuant to rules adopted by the SEC to enhance disclosure of corporate policies regarding executive compensation, the Corporation has set forth below a report of its Board regarding compensation policies as they affect Mr. Davis and the other executive officers of the Corporation.

Historical Analysis

         The Board of Directors has historically viewed compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focused upon the executive officer's salary and was designed to provide appropriate reimbursement for services rendered. Historically, the Corporation's standard benefit package was limited to the Pension Plan and health insurance. The long-term benefit element was reflected in the grants of stock options to specific executive officers.

         The employment agreement entered into with John J. Davis enabled the Board to tie annual compensation to Mr. Davis' and the Corporation's performance. Initially, the agreement provided for a base salary of $130,000 per annum. Base salary in subsequent years has been left to the discretion of the Board of Directors, subject to the restriction that base salary may not be reduced during the term of the agreement. During the second, third and fourth years, Mr. Davis' base salary was increased by the Board to $145,000, 160,000 and $170,000, respectively, reflecting the performance of the Corporation. Subject to Mr. Weagley's contractual right to a salary of at least $85,000 per year, the salary levels of the other executive officers are set annually by the Board of Directors, with a recommendation by Mr. Davis.

         During 1995, the Board amended Mr. Davis' employment agreement. The Board concluded that it was important to provide Mr. Davis with certain protections. The amended agreement contains an "evergreen" clause which, in effect, assures Mr. Davis that he will receive three years notice of any decision to terminate his agreement. The Board also approved the execution of an employment agreement with Mr. Weagley which, in effect, assures Mr. Weagley that he will receive two years notice of any decision to terminate his agreement.

         During 1993 the Board adopted, and at the 1994 annual meeting the shareholders approved, a stock option plan for key employees (the "Employee Plan"). Under the Employee Plan, options are granted at an exercise price equal to fair market value. Accordingly, options granted under the Employee Plan will gain appreciable value if, and only if, the market value of the Common Stock increases subsequent to the date of grant.


Recent Actions

         As reported in the proxy statement for the 1995 Annual Meeting of Shareholders, last year the Board implemented various modifications to its compensation programs, designed primarily to establish a "pay-for-performance" compensation policy. The steps approved by the Board, each of which was made effective as of January 1, 1995, were as follows:

            (a) Salary.  While   consolidation  within  the  banking  industry
has created a substantial supply of qualified executives, the Board believes that it is important for the Bank to retain a competitive salary structure. In late 1994, the Board approved new salary guidelines for the Bank's officers. As of January 1, 1995, Mr. Davis' salary was increased to $170,000 per annum. As of January 1, 1996, the Board approved an increase in Mr. Davis' salary to $190,000 per year.

            (b) Incentive Compensation. Previously, the Corporation has not directly correlated compensation to performance in a manner designed to provide meaningful incentives for Bank officers in general. To more directly tie compensation to performance, in late 1994 the Board approved the implementation of the AIP. Under the terms of the AIP, Bank officers were eligible to receive incentive pay for performance in 1995 if the Corporation's return on average assets was 1.00% or more. The 1995 return on average assets amounted to 1.15%. For Mr. Davis, performance goals relate solely to the performance of the Corporation. For all other participants, goals relate both to individual performance and the Corporation's performance.

             (c)  Benefit  Plans.   In  1994,   the Board determined to expand
the Corporation's benefits package in several different respects. Specifically, the following actions were taken:

           (i)401(k). The Corporation implemented a company-wide 401(k) plan designed to provide an overall benefit to all full-time employees who are at least years old and have at least one year of service. Under this Plan, the Corporation matches 50% of employee contributions up to 6% of gross compensation. The match for Mr. Davis during 1995 was $4,500.

           (ii) SERPs. The Corporation established two Supplemental Executive Retirement Plans ("SERPs") designed to provide benefits lost to senior management as a result of federal legislation reducing and/or limiting retirement benefits available from the Corporation's Pension Plan and 401(k) plan. Costs to the Corporation for the replacement benefits will be similar to the reduction in qualified retirement plan costs which otherwise would be provided by those plans but for the federal legislation. To date, Mr. Davis is the only employee designated for participation in the SERPs.

         (iii) Split Dollar Life Insurance. The Board has implemented a split dollar life insurance program for Mr. Davis and other senior bank officers under the age of 60. This plan is designed to reduce the costs to the Corporation of providing death benefit coverage to such officers, while providing enhanced benefits at retirement (projected to be 3.5 times salary less $50,000 remaining in a group term plan, subject to a maximum of $500,000 per employee) and reduced income tax to the participants on the coverage provided.

     (d) Stock Options. From time to time, the Board has granted stock options to Mr. Davis and other executive officers. Such options have been granted at an exercise price equal to the then current market price of the Common Stock. The value of such options thus correlates directly with the market performance of the Common Stock. Information regarding Mr. Davis' options is presented elsewhere herein.

         The Board believes that an appropriate compensation program can help in achieving shareholder performance goals if its program reflects an appropriate balance between providing rewards to key employees while at the same time effectively controlling cash compensation costs. The Board believes that its compensation program is consistent with, and should help to achieve, those objectives.

         By:      The Board of Directors
                  Hugo Barth III                     Paul Lomakin, Jr.
                  Robert L. Bischoff                 Herbert Schiller
                  Alexander A. Bol                   Stanley R. Sommer
                  Brenda Curtis                      William A. Thompson
                  John J. Davis                      Charles P. Woodward
                  Donald G. Kein



Stockholder Return Comparison

         Set forth below is a line graph presentation comparing the cumulative stockholder return on the Corporation's Common Stock, on a dividend reinvested basis, against the cumulative total returns of the Standard & Poor's 500 Stock Index and the Media General Industry Group Index-Middle-Atlantic Banks for the period from January 1, 1991 through December 31, 1995.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG CENTER BANCORP, INC.,
          THE S&P 500 INDEX AND THE MEDIA GENERAL INDUSTRY GROUP INDEX


                         1990      1991      1992      1993      1994      1995


Center Bancorp           100      129.24   173.52    362.03    320.38    334.67
Media General Industry
  Group Index - Middle
  Atlantic Banks         100      133.08   166.65    207.03    196.56    298.47
Standard & Poor's 500
  Stock Index            100      130.48   140.46    154.62    156.66    215.54




                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Corporation and the Bank have appointed KPMG Peat Marwick their independent auditors to perform the function of independent public auditors for fiscal year 1996.

         Representatives of KPMG Peat Marwick are expected to attend the Annual Meeting and will be available to respond to appropriate questions of shareholders. Such representatives will have an opportunity to make a statement at the Annual Meeting if they so desire.

                              SHAREHOLDER PROPOSALS

         SEC regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for the Corporation's Annual Meeting of Shareholders to be held in 1997, must be submitted to the Corporation on or before November 15, 1996 and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that meeting.

                                  OTHER MATTERS

         The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, but if any other matters properly come before the Annual Meeting, or any adjournments thereof, the holder of any proxy is authorized to vote thereon at his or her discretion.

         A copy of the Annual Report of the Corporation and the Bank for the year ended December 31, 1995 is being mailed to shareholders with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

         A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995 (EXCLUDING EXHIBITS) WILL BE FURNISHED, WHEN AVAILABLE, WITHOUT CHARGE TO ANY SHAREHOLDER MAKING A WRITTEN REQUEST FOR THE SAME TO ANTHONY C. WEAGLEY, TREASURER, CENTER BANCORP, INC., 2455 MORRIS AVENUE, UNION, NEW JERSEY 07083.

                                         By Order of the Board of Directors



                                         John J. Davis
                                         President and Chief Executive Officer

Dated:  March 15, 1996

Center Bancorp, Inc.
Proxy for Annual Meeting of Shareholders

     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Center Bancorp, Inc., Union, New Jersey 07083, do hereby constitute and appoint Eileen J. Torbick, Donald Bennetti or Torrance B. Abell, Jr. or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all of the common stock of said Corporation standing in my name on its books on March 1, 1996 at the annual meeting of its shareholders to be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey 07083 on April 16, 1996 at 7:00 O'clock p.m. or at any adjournments thereof, with all powers the undersigned would possess if personally present, as shown on the reverse side.



                                                           (See Reverse Side)



     This proxy is being solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

1. Election of Brenda Curtis as Director for two year term ending in 1998 and Robert L. Bischoff, Paul Lomakin, Jr. and Herbert Schiller as Directors for three year terms ending in 1999.

     [ ] Grant Authority                     [ ] Withhold Authority
         for all Nominees                        for all Nominees


2. Other Business - Whatever other business may be brought before the meeting or any adjournment thereof.

If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management.

Instructions: To withholder authority to vote for any individual nominee, write that nominee's name in the space provided below:


____________________________________________________
Unless otherwise specified, execution of the proxy will confer authority to the persons named herein as proxies to vote shares in favor of the Board's nominees for directors.


Dated ______________, 1996

Signature ______________________________________

Signature ______________________________________


When signed as attorney, executor, administrator, trustee or guardian, please give full titles. If more than one trustee, all should sign. All joint owners must sign.

Important: To assure your representation at the meeting, please date, sign and mail this proxy promptly in the envelope provided.